                                                                    EXHIBIT 4.23


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment to be filed separately with the Commission.


                              TRANSACTION AGREEMENT

This Transaction Agreement ("AGREEMENT") is made at Chennai as of the 16th day of July, 2002, (EXECUTION DATE) amongst:

WIPRO LIMITED, a company incorporated and existing under the Indian Companies Act, 1913 having its registered office at Doddakannelli, Sarjapur Road, Bangalore - 560 035 acting through its Infotech division (hereinafter referred to as "WIPRO" which expression shall unless repugnant to the meaning and context thereof be deemed to include its successors and permitted assigns);

AND

SATYAM INFOWAY LIMITED, a Company incorporated under the Companies Act 1956, having its Registered Office at Mayfair Centre, 1-8-303/36, S.P.Road, Secunderabad - 500003 and its Corporate Office at Tidel Park 2nd floor, No.4, Canal Bank Road, Taramani, Chennai - 600113 (hereinafter referred to as "SIFY" which expression shall include its successors and permitted assigns), a subsidiary of Satyam Computers Services Ltd of the other Part;


WHEREAS:

1. Wipro is a software services company, a major player in the IT services, solutions and technology service space. Wipro is inter alia an Internet Service Provider (ISP), which business is being pursued under a valid ISP license from the Department of Telecommunications, Ministry of Communications, Government of India.

2. Wipro has entered into Service Level Agreements with Customers to provide various ISP related Services and as on the date of this Agreement Wipro has entered into agreements with 234 customers for providing various services there under.

3. SIFY is also an Internet Service Provider holding a valid Internet Service Provider License issued by the Department of Telecommunications, Ministry of Communications, Government of India and is in the business of providing ISP related Services.

4. Wipro proposes to transfer its Customers together with the rights and liabilities under the Service Level Contracts and SIFY proposes to accept the Customers together with the rights and liabilities under the Service Level Contracts by way of Novation of Service Level Contracts and Parties herein have entered into a Memorandum of Understanding dated 21st June 2002, recording preliminary understanding between the Parties.

5. Parties now proposes to effect a seamless and convenient customer transfer by entering into these presents which would set out the contractual rights and obligations of the Parties.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth in this Agreement, the Parties hereto agree as follows:


                                   ARTICLE - I
                         DEFINITIONS AND INTERPRETATION

1. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

        "AFFILIATE" means, with respect to any entity, another Person which controls, is controlled by or is under common control with such entity. For the purpose of this definition, "CONTROL" includes the possession, directly or indirectly, of the power to constitute the majority of the Board of Directors of an entity or to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise.

        "AGREEMENT" means this Transaction Agreement including all Annexures, Schedules and Exhibits hereto and any written modifications thereto.

        "APPLICATION DOCUMENTS" means the applications to be made by SIFY to any Governmental Authorities including the DoT for obtaining necessary approval for servicing the Customers pursuant to transfer.

        "BOARD OF DIRECTORS" OR "BOARD" mean the Board of Directors of the Company.

        "BUSINESS" means business of providing ISP services in terms of SLA.

        "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Bangalore, India are authorized or permitted by Law to close.

        "CHARTER DOCUMENTS" means Memorandum of Association and Articles of Association of Wipro or SIFY as the case may be.

        "COMPLETION DATE" means date on which Parties have completed the Customer transfer as envisaged under this Agreement by execution of Novation Agreement by parties and Customer; and SIFY providing Customer Last Mile Connectivity to the Customer and in any case not later than September 30,2002.

        "CONFIDENTIAL INFORMATION" means information delivered by a Party to another Party in connection with the Transactions that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Party as being confidential information of such delivering Party, provided that such term does not include information that (a) was publicly known or otherwise known to such receiving Party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such receiving Party or any Person acting on such Party's behalf, or (c) otherwise becomes known to such receiving Party other than through disclosure by the delivering Party or any Person with a duty to keep such information confidential.

        "CORPORATE APPROVALS" means each of the internal approvals obtained by Wipro, and SIFY respectively to execute this Agreement as well as pursue Closing.

        "CUSTOMER" means Persons who have entered into SLA with Wipro for availing ISP related services and more particularly listed in Schedule I.

        "CUSTOMER LAST MILE CONNECTIVITY" means providing connectivity between respective Customer location and SIFY POP.

        "DoT" means Department of Telecommunications, Ministry of
        Communications, Government of India.

        "EACH PARTY" means individually each of the parties to the Agreement.

        "EXECUTION DATE " means the date on which this Agreement is signed.

        "GOVERNMENTAL APPROVAL" means any consent of or permission of any Governmental Authority.

        "GOVERNMENTAL AUTHORITY" means any relevant department Government of India such as Department of Telecommunications and Telecom Regulatory Authority of India, or any other political subdivision thereof; any entity, authority or body under control of Government of India and exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, instrumentality of India or Companies where Government of India is a major Shareholder as the case may be, or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization and includes the Bharat Sanchar Nigam Limited (BSNL) and Mahanagar Telephone Nigam Limited (MTNL).

        "ISP" means Internet Service Provider providing service to Customers in terms of license issued by DoT, Ministry of Communications, Government of India.

        "LAW" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) governmental approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

        "NOVATION" means introduction of SIFY as Service Provider in the respective SLA with the Customer, by substituting SIFY as Service provider in the place of Wipro, without alteration of any of the terms of Service by way of a Novation Agreement to be executed by and between Parties and the respective Customer, and once executed will have the effect of extinguishing the SLA vis a vis Wipro in terms of s.62 of Indian Contract Act, 1872.

        "OPERATING COST" mean Internet bandwidth, Inter city bandwidth, ISDN dial out cost, dial back up cost, OFC charges to BSNL, MTNL, rent of POPs, electricity charges, security charges, leased line, telephone line maintenance charges, telephone expenses of the POPs, diesel charges for running generators, hire charges of generators, salaries, conveyance and staff welfare expenses of people deployed in nodes for operating nodes and handling customer support, office maintenance expenses of POPs.

        Operating cost shall not include depreciation costs, salary and expenses related to sales and back office people, maintenance contract for hardware and software and expenses incurred in recovery of money from customers.

        "PARTY OR PARTIES" means the parties to this Agreement, and Party shall mean any one of them.

        "PERSON" or "PERSONS" means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

        "PHYSICAL TRANSFER" means direct connection established between SIFY and the Customer locations for all services covered under the Novation agreement, independent of Wipro infrastructure.

        "POP" means Point of Presence.

        "REPRESENTATIVES" means, as to any Person, its accountants, counsel, consultants (including actuarial, and industry consultants), officers, directors, employees, agents and other advisors and representatives.

        "SERVICES" means various ISP related services provided or to be provided to the Customer by Wipro or SIFY as the case may be under the SLA.

        "SERVICE REVENUE" or "REVENUE" means and includes all moneys payable by the Customer for availing the service including Statutory Levies if any for the month of June 2002 under US GAAP and orders received, pending and/or in the course of execution, but does not include secured deposit or any amount refundable to the Customer.

        "SLA" means Service Level Agreements and Legal Agreements executed by and between the Wipro and respective Customers for providing ISP related Services and specified in Schedule I.

        "TELECOM SERVICE PROVIDER" means any telecom service provider licensed by DoT, to provide the telecom related services.

        "THIRD PARTY" means any person other than Wipro and SIFY.

        "TRAI" means Telecom Regulatory Authority of India.

        "TRANSITION PERIOD" means period commencing from July 01, 2002 to September 30, 2002.

        "TRANSACTION" means transaction of transfer of Customer pursuant to this Agreement.

        "US GAAP" means United States Generally Accepted Accounting Principles.

        "VPN SERVICE" mean Virtual Private Network.

1.2     OTHER DEFINITIONS

        In addition to the terms defined in Article 1.1, certain other Capitalized terms are defined elsewhere in this Agreement and whenever such terms are used in this Agreement they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

1.3     INTERPRETATION:

        (a) Reference to Articles, Recitals, Annexures, Schedules and Exhibits are references respectively to articles, recitals, annexures, schedules and exhibits to this Agreement.

        (b) For the purpose of this Agreement, where the context so admits, the singular shall be deemed to include the plural and vice-versa.

        (c) References to any document being in agreed terms are to that document in the form signed on behalf of the Parties for identification.

        (d) The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

        (e) Except where the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time.

                                    ARTICLE 2
                                CUSTOMER TRANSFER

2.1 Subject to the payment of consideration specified in Article 3, and the terms and conditions contained herein, Wipro hereby transfer and assign the Customers of its Business more particularly identified in Schedule 1 of this Agreement to SIFY and SIFY hereby accept, take on and service the Customers together with all rights and liabilities under the respective SLA entered into by the Customer with Wipro.

2.2 Parties hereby agree that the Customer transfer shall be subject to Wipro obtaining proper and valid Novation of SLA in favour of SIFY and such transfer shall take effect simultaneously upon execution of the Novation Agreement between the Parties and the Customer.

2.3 Immediately upon execution of Novation Agreement between the parties and the Customer, SIFY shall provide Service to Customers as specified under the SLA on sole basis. SIFY will use the infrastructure of Wipro and Wipro agrees to provide such infrastructure for providing service till the Physical Transfer of customers as per the terms of this agreement. However, it shall be the responsibility of SIFY to ensure that the Physical Transfer takes place immediately after execution of Novation Agreement and in any case, not later than the Completion Date.

2.4 Wipro had agreed to Service the Customers as per the terms and conditions of SLA's entered into by and between Wipro and the respective Customers details of which are listed out in Schedule 1 to this Agreement. Simultaneously upon execution of the Novation Agreement, SIFY shall substitute Wipro as service provider and performing party under the SLA and Service the Customers in strict adherence to the terms and conditions specified in the SLA and shall consequently accept all rights and obligations under the SLA as if SIFY is the service provider and performing party under the respective SLA's. SIFY shall provide such Service to the transferred Customers in conformity with the DoT Licence, TRAI guidelines and any other rules and regulations issued by the Governmental Authorities from time to time in this regard.

2.5 Consequent upon execution of each Novation Agreement, Wipro shall cease to operate as Service provider vis a vis the respective Customer and such Novation shall have the effect of extinguishment of all Service obligations undertaken by Wipro under respective SLA.

2.6 Any stamp duty in India arising in respect of transfer of the Customer by Wipro shall be borne by SIFY.

2.7 The Parties agree that it will be the joint responsibility of SIFY and Wipro, to obtain the Governmental Approval, if any, for Customer transfer. However obtaining Government Approvals, for continuation of business post Novation, shall be the sole responsibility of SIFY. Parties shall therefore in good faith co-operate with each other in the preparation of the

        Application Documents to the Governmental Authorities to obtain relevant Governmental Approval.

2.8 Each of the Parties shall do all such things and execute all such documents as may be required to give effect to the transfer and Novation contemplated herein.

2.9 SIFY shall accept all the Customers who have agreed to transfer by execution of Novation Agreement in accordance with the terms of this Agreement, except the following:

        a. As on July 01, 2002, the Customer, has not paid outstanding dues to Wipro for Services provided under SLA for a period exceeding 90 days from the date such amount has become due.

        b. Customer is an ISP that does not have an ITSP license as per Government Regulations.

        c. Customer has subscribed for internet bandwidth services and the service terms for internet bandwidth service offered currently by Wipro under the SLA is in deviation from that offered by SIFY, and that the Customer is not agreeable to the internet bandwidth service terms offered by SIFY.

        In respect of Customers specified in 2.9(a) to (c), SIFY shall have an option either to accept them or not. However, SIFY shall exercise the Option any time on or before July 31, 2002.

                                    ARTICLE 3
                     CONSIDERATION FOR TRANSFER OF CUSTOMERS

3.1 Upon execution of each Novation Agreement and transfer of Customer there under, Wipro shall be entitled to a consideration from SIFY as per the formula given below:

               a) In respect of VPN services, consideration payable to Wipro in respect of a Customer shall be a sum equal to [*]% of the [*] times Service Revenue of the Customer and

               b) In respect of other services, consideration payable to Wipro in respect of a Customer shall be a sum equal to [*]% of the [*] times Service Revenue of the Customer.

        The consideration as provided under Article 3.1 shall become due and payable as on the date of execution of Novation Agreement by the Parties and the Customer.

3.2 Immediately upon execution of this Agreement, SIFY shall pay a sum of Rs.[*] million to Wipro, which amount shall be adjusted against the consideration payable by SIFY to Wipro under Article 3.1. If the entitlement of Wipro under Article 3.1 exceeds Rs.[*] Million, SIFY shall make prompt payments to Wipro as and when they become due, subject to the maximum amount specified in Article 3.3. However, if the total entitlement of Wipro under Article 3.1 is less than Rs.[*] Million, then Wipro shall return the balance amount to SIFY within 15 days after [*] or such other extended period as agreed by and between the Parties.

        Any failure to make payments by the Party, after such payment have become due and payable, shall attract an interest at the rate of [*] % per annum.

3.3 Parties agree that the total consideration payable by SIFY towards Customer transfer as specified in Article 3.1 above shall not exceed an aggregate sum of Rs. [*] Million and no further amounts will be payable by SIFY to Wipro under Article 3.1.

                                    ARTICLE 4
                      INTERLINKING WIPRO POP WITH SIFY POP

4.1 Immediately upon execution of this Agreement, SIFY shall interlink `Wipro POP' with `SIFY POP' in 30 locations specified in Schedule 2 on need basis to ensure seamless and convenient Customer transfer. Not later than 10 days from the date of this Agreement, the Parties shall mutually agree in writing location-wise time schedule for completion of interlinking of POP's as above.

4.2 SIFY shall obtain necessary approval for interlinking from Governmental Authorities and expedite the line connectivity.

4.3 SIFY shall maintain interlinking as specified above until the Completion Date, ensuring proper and effective Customer satisfaction in respect of Services under SLA.

4.4 Until 30th September 2002, SIFY shall pay all expenses direct and indirect incurred either by itself or by Wipro, in connection with establishing and maintaining the Wipro and SIFY POP interlinks in all locations specified in schedule 2 to this Agreement, subject to the maximum amounts specified in Article 7.3. After September 30, 2002, all direct and indirect costs in connection with the provision of service as stipulated under the SLA to the customers who have agreed to transfer by execution of Novation agreement (whether Physical Transfer has been effected or not) shall be incurred by SIFY.

                                    ARTICLE 5
                                 NOVATION OF SLA

5.1 Wipro shall transfer the Customers specified in Part A of Schedule 1 to SIFY by way of Novation of SLA as provided herein.

5.2 Notwithstanding other provisions in this Agreement, Customers listed in part B of Schedule 1, shall continue to remain as customer of Wipro, but however subject to Wipro sub-contracting infrastructure from SIFY on a Preferred Partner basis as envisaged under Article 12. The terms of the sub-contract will be negotiated between the parties separately. If the Customer is not agreeable to Wipro front ending the Services, then the said Customer will be given an Option either to accept SIFY as service provider by way of Novation of SLA or termination of SLA as per Article
        5.4 here under.

5.3 Novation Agreement to be obtained from the Customers shall be as per the format enclosed in Annexure 3. Wipro and SIFY shall execute the Novation Agreement in respect of SLA for the respective Customer specified in
        Schedule 1, and thereafter Wipro shall approach the Customer for execution of Novation Agreement. Novation of SLA in favour of SIFY shall become final and binding on the Parties as on the date of execution of Novation Agreement by the Customer

5.4 If the Customer is not agreeable to execute the Novation Agreement and accept SIFY as service provider, then Wipro shall issue notice of termination to such Customers as per termination provisions of the respective SLA and thereafter terminate the SLA. Wipro shall issue notice of termination immediately after customer intimating its refusal to Wipro and in any case before the Completion Date.

                                    ARTICLE 6
                         CUSTOMER LAST MILE CONNECTIVITY

6.1 Upon execution of Novation Agreement by the Customer, SIFY shall forthwith provide, Customer Last Mile Connectivity from SIFY POP to Customer location, but in any case not later than September 30, 2002.

6.2 At present, the Customer locations are connected to Wipro POP either through dial up (Public Switch Telephone Network, Integrated Switch Dial Network) connectivity or leased line connectivity. In respect of dial up Customers, SIFY shall provide Customer Last Mile Connectivity by providing the Customer relevant dial in number of SIFY and routing configuration as applicable. In respect of customers with leased line connectivity, SIFY shall provide Customer Last Mile Connectivity by:

               a. Procuring application and letter from the Customer for transfer of the "B" end from Wipro to SIFY;

               b. Making Payment of transfer fee if any, for transfer of line and any other payments for increase in distance from Customer location to SIFY POP that may be levied by any Telecom Service Provider for and on behalf of the Customer;

               c. Applying for fresh lines for and on behalf of the Customer with Telecom Service Provider, in those cases where the existing lines are in the name of Wipro; and

               d. Commission the lines for Customer Last Mile Connectivity and start providing Service to Customers.

6.3 Customer lines will be shifted as and when Customer last Mile Connectivity is commissioned by SIFY. However, Wipro shall continue to maintain the intercity links and POP after the Completion Date in order to service those Customers who have been served notice of termination of Services and on a notice period prior to such termination.

6.4 Parties agree that as part of the Transaction, Customer will be moved from being entirely in the Wipro POP Network to both Wipro and SIFY Network and as and when Customer Last Mile Connectivity is established by SIFY, the Customer will migrate fully to SIFY POP Network. Parties shall in good faith do and cause to be done every act to ensure a seamless and convenient customer migration.

6.5 Wipro shall remit to SIFY all refunds, if any, received by Wipro/Customer from MTNL/BSNL/Private Operator towards cancellation of last mile connectivity between Customer & Wipro.

                                    ARTICLE 7
                     TRANSFER OF REVENUE AND OPERATING COST
                            DURING TRANSITION PERIOD

7.1 Simultaneously with the transfer of Customers, Wipro will transfer to SIFY, Revenues if any earned from the Customer by Wipro with effect from July 01, 2002 and the unutilized balance of advance quarterly rental charges or any other advance charges for Services collected by it from the Customer in advance, and forming part of charges for Services provided by SIFY to the Customer under the arrangement envisaged herein. Any charges collected by SIFY from the Customer at any time for services provided by Wipro shall be refunded to Wipro.

7.2 Any service tax liabilities relating to Revenues retained by Wipro shall be borne by Wipro.

7.3 During the Transition Period SIFY shall pay [*] Operating costs incurred by Wipro in respect of the conduct of Business that is directly related to provision of Service to the transferred Customers which shall be at [*], but not exceeding [*]% of the Revenues for VPN service and [*]% of Revenue for other services. SIFY shall incur Operating costs as above for all Customers transferred to SIFY up to [*]. However during the Transition Period costs in excess of the above shall be borne by Wipro.

7.4 After the Transition Period, SIFY shall bear all expenses in connection with servicing the customers who have agreed for transfer to SIFY (whether actually transferred or not), in accordance with the terms of Service agreed under SLA.

                                    ARTICLE 8
                               TRANSFER OF ASSETS

8.1 Within 7 days from the Execution Date, SIFY shall identify such assets that are used by Wipro for its Business and are, in SIFY's opinion, of possible use to SIFY. SIFY shall thereafter negotiate with Wipro for transfer of these assets to SIFY at book value. The transfer of assets shall be subject to entering into definitive agreements as well as the terms and conditions contained therein. Wipro shall provide all material information requested by SIFY on the assets to facilitate the decision.

8.2 Subject to the Customers in the respective locations agreeing to transfer to SIFY, Wipro shall sell and SIFY shall buy POP at Guntur and Haldia in accordance with the terms and conditions of transfer to be mutually agreed by and between the Parties.

8.3 All Statutory levies in connection with the transfer of assets as above shall be borne by SIFY.

                                    ARTICLE 9
                             ASSUMPTION OF LIABILITY

9.1 Wipro shall be and is liable for all liabilities and obligations in respect of or relating to the Service until the date Wipro was offering Service directly to the Customer and in any case not later than Completion Date.

9.2 SIFY shall be and is liable for all liabilities and obligations arising out of or relating to the Service provided by SIFY to the Customer and shall discharge such liability /obligations without any recourse to Wipro whatsoever.

9.3 Immediately after execution of the Novation Agreement, SIFY shall directly bill the Customer for services provided by SIFY to the Customer and Wipro shall not be responsible for any non-payment or delayed payments by the Customer and SIFY shall be solely responsible for all obligations under the SLA.

9.4 Costs incurred by transferred Customers to migrate from Wipro network to SIFY network shall be borne by SIFY. The cost would include cost of transfer of leased line, additional cost to be incurred for one year as a result of increase in the distance of the last mile and new last mile to be provisioned where the current links are in the name of Wipro. Wipro will remit to SIFY all refunds received by Wipro towards cancellation of Customer last mile.

9.5 In the event of transfer of Customer being delayed after execution of Novation Agreement on account of any act or omission of the Customer or due to any act or omission of SIFY then all costs, expenses that are of direct consequence of such delay shall be to the account of SIFY. In the event of transfer of Customer being delayed before execution of Novation Agreement due to any act or omission of Wipro, then all costs, expenses that are of direct consequence of such delay shall be to the account of Wipro.

                                   ARTICLE 10
                                 COMPLETION DATE

10.1 Wipro and SIFY shall complete the Customer transfer by execution of Novation Agreement and providing Customer Last Mile Connectivity on or before September 30, 2002. All direct and indirect costs in connection with the provision of Service as stipulated under the SLA to the customers who have agreed to transfer by execution of Novation Agreement or considering execution of Novation Agreement (whether actually transferred or not) shall be incurred by SIFY after September 30,2002.

                                   ARTICLE 11
                              RESTRICTIVE COVENANTS

11.1 For a period of 12 months commencing from the date of this Agreement, either SIFY or its Affiliates shall not negotiate, or enter into Agreements either directly or indirectly with any of the Customers specified in Schedule I, to provide services similar to the services to be performed by SIFY under the proposed transaction otherwise than through the arrangements/mechanisms provided herein. However this restriction shall not be applicable to SIFY in following cases:

               a)  to provide services that are outside the scope of SLA

               b) on expiry of the period of SLA in normal course otherwise than through termination.

11.2 For a period of 12 months commencing from the Execution Date, Parties shall not directly or indirectly, recruit, hire, engage or attempt to recruit, hire or engage or discuss employment with or otherwise utilize the services in any capacity of any person who had been an employee or associate of the other Party in respect of its Business, without the prior written consent of the other party.

11.3 During the period of 24 months from the Execution Date, Wipro shall not compete with SIFY by engaging in the business of providing Internet Access, VPN, Data Center Facility with the ISP license within India by directly investing or otherwise in infrastructure and POP, subject to exceptions provided in Article 11.4.

11.4 Notwithstanding the provisions of Article 11.3, non-Compete obligation specified therein, shall not be applicable to:

        i) any future acquisitions by Wipro of a business having activities similar to those specified in Article 11.3.

        ii) businesses such as managed services which includes managed network services, managed security services and management of customers VPN, internet access and data center.

        iii) businesses such as front ending for reselling Internet Access, VPN and data Center Facility as part of Wipro's System Integration & other IT services business subject to the preferred partnership as per Article 12 of this Agreement.

        iv) in respect of service of Customers, who are on a notice period prior to termination as provided under Article 6.3.

                                   ARTICLE 12
                                PREFERRED PARTNER

12.1 Wipro shall be the preferred partner of SIFY in respect of IT related products and services only in those instances where Wipro is not in competition with Satyam Computer Services Limited. SIFY shall be the preferred partner of Wipro for use of ISP service in respect of all System Integration Contracts involving Bandwidth.

12.2 In the sale/recommendation by Wipro of ISP services in respect of System Integration Contract, SIFY will be recommended as preferred service provider subject to price competitiveness and acceptable quality of services and except in the instance that the Customer specifically desires otherwise.

12.3 In the sale/recommendation by SIFY in respect of IT related products and services not in competition with Satyam Computer Services Limited, Wipro will be recommended as preferred service provider subject to price competitiveness and acceptable quality of services and except in the instance that the Customer specifically desires otherwise.

                                   ARTICLE 13
                          REPRESENTATION AND WARRANTIES

13.1    Warranties by Wipro

        a) WIPRO is a company duly established and validly existing under the laws of the India and having full corporate power and authority and all necessary licenses and statutory and corporate approvals to carry on the Business.

        b) Upon coming into force, this Agreement will constitute valid, legal and binding obligation of WIPRO enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and subject to the availability of equitable remedies. The execution, delivery and performance of this Agreement by WIPRO will not conflict with or result in a violation, breach or default under any existing order or decree affecting WIPRO, or any of its incorporation document, or of any agreement or other instrument to which WIPRO is a party or is subject or by which any of WIPRO's properties or assets are bound. WIPRO has the financial resources available to perform all its obligations under this Agreement.

        c) All written information which has been given by WIPRO to SIFY in the course of the negotiations leading to the signing of this Agreement was at the time it was so given and is now true, complete and accurate in all respects and such information is not misleading because of any willful omission or ambiguity.

        e) WIPRO has received Corporate Approvals in accordance with its Charter Documents to enter into this Agreement (and the other relevant documents referred to in the Agreement) and when this Agreement comes into force (and the other documents referred to in the Agreement) will constitute binding obligations on WIPRO in accordance with their respective terms.

        f) Wipro has conducted the Business strictly in accordance with the ISP License and terms of SLA.

13.2    Warranties by SIFY

        a) SIFY is a company duly established and validly existing under the laws of the India and having full corporate power, authority, all necessary licenses and approvals to own its properties, and to carry on the Business.

        b) Upon coming into force, this Agreement will constitute valid, legal and binding obligation of SIFY enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and subject to the availability of equitable remedies. The execution, delivery and performance of this Agreement by SIFY will not conflict with or result in a violation, breach or default under any existing order or decree affecting SIFY, or any of its incorporation document, or of any agreement or other instrument to which SIFY is a party or is subject or by which any of SIFY's properties or assets are bound. SIFY has the financial resources available to perform all its obligations under this Agreement.

        c) All written information which has been given by SIFY to Wipro in the course of the negotiations leading to the signing of this Agreement was at the time it was so given and is now true, complete and accurate in all respects and such information is not misleading because of any willful omission or ambiguity.

        d) SIFY has received all Corporate Approvals to enter into this Agreement (and the other relevant documents referred to in the

               Agreement) and this Agreement will constitute binding obligations on SIFY in accordance with their respective terms.

        e) SIFY shall conduct the Business strictly in accordance with the ISP License and terms of SLA.

                                   ARTICLE 14
                                 CONFIDENTIALITY

14.1 Any Confidential Information disclosed to any party hereto (a "Receiving Party") by another party hereto (a "Disclosing Party") in connection with the negotiation, execution or performance of this Agreement or the Ancillary agreements or the management or operation of the Company shall be deemed and treated by the Receiving Party as confidential, shall be used only for the purposes of negotiating and implementing the Agreement and related business purposes and shall not be disclosed to any third party without the prior written consent of the Disclosing Party, provided, however, that the foregoing restriction shall not apply to the extent, but only to the extent, that any confidential information: (a) becomes generally available to the public through no fault of the Receiving Party or its agents; (b) is or has been disclosed to the Receiving Party, directly or indirectly, by a person, firm or entity having no obligation to the Disclosing Party; or (c) is required to be disclosed under any applicable law, rule, regulation or governmental order.

14.2 The Receiving Party shall take all steps necessary or appropriate to protect the Confidential Information against unauthorized disclosure or use, including, but not limited to, causing all employees of the Receiving Party to execute confidentiality agreements or employment agreements containing confidentiality provisions. The Receiving Party shall immediately notify the Disclosing Party of any unauthorized disclosure or use of any Confidential information that comes to the Receiving Party's attention, and shall take all action that the Disclosing Party may reasonable request to prevent any further unauthorized disclosure or use of such Confidential information.

14.3 This Agreement including the Ancillary agreements, the related documents and all aspects of the negotiation, preparation and operation of the Transaction must be kept confidential and shall not be disclosed to any third party except as agreed by SIFY and Wipro or as may be required by the regulations of any stock exchange by which the disclosing party may be bound. Except for any disclosures required by law or the rules of any stock exchange, timing and content of any other announcements, advertisements, press releases and public statements concerning the Transaction will be by mutual written agreement between SIFY and WIpro. Any inquiries from the public regarding the Transaction or the relationships among the parties are to be referred to an official spokesperson to be determined by the Parties, who shall also make any announcements or releases of information required by law or the rules of any stock exchange as mutually directed by both of the Parties.

14.4 The obligations set forth in this Article 14 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.1 In the performance of their respective obligations under this Agreement, Parties shall at all times comply with the laws, regulations and orders in effect in their respective jurisdictions.

15.2 This Agreement, constitutes the entire understanding of the Parties with reference to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations among the Parties with respect to the subject matter hereof.

15.3 This Agreement shall not be amended, modified, altered or changed in any way except by a writing executed by a duly authorized representative of each Party. A waiver by any Party of any provision of this Agreement or a breach hereunder shall not be deemed to constitute a subsequent or future waiver of the same or any other provision or a breach of this Agreement.

15.4 If any part of this Agreement is declared invalid or unenforceable, the Parties shall, in good faith, consult with each other and adopt new provisions that will to the greatest extent permitted by law, place the Parties in the same economic position that they would have been in had the invalid part of the Agreement continued in effect and those portions of this Agreement that have not been declared invalid or unenforceable shall remain in full force and effect.

15.5 The parties hereto shall bear their respective legal and other costs incurred in connection with the negotiation, preparation and execution of this Agreement.

15.6 All remedies of any party hereto under this Agreement, whether provided herein or conferred by statute, civil law, common law, custom or trade usage, are cumulative and not alternative and may be enforced successively or concurrently.

15.7 All notices, communications and other correspondence required or permitted by this Agreement shall be in writing and shall be sent by (a) facsimile, with confirmation copy sent by registered first class airmail, (b) by personal delivery with acknowledgement of receipt or (c) by registered, first class air mail, return receipt requested and postage prepaid, to the following address:

        In the case of Wipro:      Corporate Vice President Legal &
                                   Company Secretary,
                                   Wipro Limited,
                                   Doddakannelli, Sarjapur Road,
                                   Bangalore - 560 035
                                   Fax: (080 - 844 0051)

        In the case of SIFY:       Chief Financial Officer
                                   Satyam Infoway Limited
                                   Tidel Park, 2nd Floor,
                                   No.4, Canal Bank Road
                                   Taramani, Chennai - 600 113
                                   Fax: (044-2540771)

        All such notices, communications and correspondence shall be sent and deemed to have been received as follows: (a) if by facsimile, upon receipt of the confirmation copy; and (b) if by personal delivery, courier or registered, first class airmail, upon receipt or refusal of delivery. A Party may change the address to which notices are to be sent by a notice complying herewith to that effect. All notices will be in English.

15.8 No failure or delay by either Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by either Party of any breach by the other of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

15.9 The formation, validity, performance interpretation and enforcement of this Agreement shall be governed only by the laws of India.

15.10 This Agreement may be executed in counter-parts and each such counter part shall be considered to be the original as if executed simultaneously.

15.11 Any dispute, controversy or claim ("DISPUTE") arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity hereof, shall initially be resolved by amicable negotiations among executives of the Parties and, if not resolved through such negotiations within thirty (30) days of written notice of the existence of such Dispute, be finally settled by arbitration by a three arbitrator, one appointed by Wipro and one by SIFY and the third by the two Arbitrators so appointed, in accordance with the provisions of the Arbitration and Conciliation Act, 1996. The venue for Arbitration shall be Bangalore, India.

        During the arbitration, all Parties shall continue to fulfill their respective obligations under this Agreement except for such obligations and other matters, which are the subject of the arbitration.

        The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties concerned. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

15.12 The Parties hereby acknowledge and confirm that it is impossible to measure in money the damages which will accrue to a Party or its permitted assigns by reason of a failure to perform any of the obligations under this Agreement and therefore agree that the terms of this Agreement shall be specifically enforceable. If any Party or its permitted assigns institutes any action or proceeding to specifically enforce the provisions hereof, any Party against whom such action or proceeding is brought (i) hereby waives the claim or defense therein that such Party has an adequate remedy at law, and (ii) hereby confirms that it shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

IN WITNESS WHEREOF, the Parties hereto have set and subscribed their respective hands at Bangalore on the day and year first hereinabove written.

                                        WIPRO LIMITED


                                        By
                                           ------------------------------
                                        Name:
                                        Title:

                                        SATYAM INFOWAY LIMITED


                                        By /s/ GEORGE ZACHARIAS
                                           ------------------------------
                                        Name: George Zacharias
                                        Title: Chief Operating Officer


                                        By /s/ T.R. SANATHANAKRISHNAN
                                           ------------------------------
                                        Name: T.R. Sanathanakrishnan
                                        Title: Chief Financial Officer


WITNESSES

1.

2.

                                   SCHEDULE 1:

PART A (REFER ARTICLE 5.1)

CUSTOMER NAME      TYPE OF SERVICE                     NO. OF LOCATIONS                       MONTHLY                DATE OF
                                                                                              REVENUE                  SLA
------------------------------------------------------------------------------------------------------------------------------
[*]                Internet                            1 - Location                              15,313             27/07/2001
[*]                Internet                            1 - Location                              21,875             30/03/2002
[*]                Messaging                                                                      5,250             16/09/1999
[*]                Web Hosting                         NA                                         1,794             27/02/2001
[*]                Messaging                           1 - Location                                 788             27/01/2001
[*]                Messaging                           1 - Location                                 788             22/02/2000
[*]                Messaging                           1 - Location                              15,313             20/03/2001
[*]                Messaging                                                                      7,350              7/10/1999
[*]                Internet                            1 - Location                              78,750               2/2/2001
[*]                Messaging                           1 - Location                                 788              3/10/1999
[*]                Internet                            4 - Locations                             47,250             14/08/2001
[*]                VPN, Colocation                     4 locations + Colocation in Mumbai       281,417             20/07/2000
[*]                Messaging                           1 - Location                               5,250               4/8/1999
[*]                Internet                            1 - Location                              55,989               5/8/2001
[*]                VPN, Hosting, GVS                   1 - Location                              23,702             20/06/2001
[*]                Internet                            1 - Location                             334,614               8/8/2001
[*]                Colocation                          Colocation in Delhi                       10,675             31/08/2000
[*]                VPN, Internet,                      2 - VPN, 1- Internet, Router Colo
                   Colocation                          in Blore                                 9917543             30/03/2001
[*]                Internet                            1 - Location                              33,688               3/1/2001
[*]                VPN, Internet                       22 - VPN, 1- Internet                     40,646              12/2/2000
[*]                Hosting                             NA                                         7,000             23/05/2001
[*]                Internet                            1 - Location                              20,125             29/03/2002
[*]                Internet                            1 - Location                              28,000             16/11/1999
[*]                Colocation                          Router Colocation                          5,775               5/3/2002
[*]                Hardware                            Firewall                                       -             17/08/2001
[*]                VPN                                 52 Locations                              38,106             15/05/2000
[*]                Internet                            1 - Location                              49,735             21/03/2001
[*]                Colocation                          Colocation in Delhi                       52,500               5/3/2001
[*]                Hardware - Firewall                 NA                                             -             25/04/2002
[*]                Messaging, GVS                                                               165,890               3/2/2000
[*]                Internet                            1 - Location                              28,000              1/11/2001
[*]                Colocation                          Co-location in Bangalore                  16,345             17/10/2001
[*]                Messaging                           2 Locations                                1,533             28/06/1999
[*]                VPN                                 4 locations                               24,150             22/05/2000
[*]                Messaging                           1 - Location                                 788             14/07/1999
[*]                Internet                            1 - Location                             119,788             26/12/2001
[*]                Colocation                          Co-location in Mumbai                     77,875             20/02/2002
[*]                Internet, Colocation                1 - Internet, Colocation in Bangalore    177,100             27/04/2001
[*]                Messaging                           2 Locations                                1,533             12/12/2001
[*]                VPN, Colocation                     1 - VPN, Colocation in Chennai            31,937             12/10/2000
[*]                Hosting                             NA                                         4,515               7/3/2002
[*]                Messaging                           1 - Location                                 788             30/08/1999
[*]                Internet                            1 - Location                              11,375             19/01/2002
[*]                Colocation                          Colocation in Bangalore                   31,500             11/10/2000
[*]                VPN                                 5 - Locations                             61,250             14/11/2000
[*]                Internet                            1 - Location                              30,188             28/11/2001
[*]                Internet                            1 - Location                              23,450             28/03/2002
[*]                Internet                            1 - Location                              29,313             29/12/2001

[*]                Internet                            1 - Location                              30,450             24/08/2001
[*]                VPN, GVS                            1 - Location                              18,550               8/2/2002
[*]                Colocation                          Colocation in Delhi                       13,125             16/05/2000
[*]                Internet, Hosting, GVS              1 - Location                              51,833              5/12/2001
[*]                VPN, Internet                       28 - Locations, 1 - Internet             136,429              6/12/1999
[*]                Internet                            1 - Location                              29,313             26/06/2000
[*]                Internet                            1 - Location                              16,800             20/02/2001
[*]                Internet                            1 - Location                              56,000               3/8/2000
[*]                Colocation                          Colocation in Delhi                       20,370             29/09/2000
[*]                Internet                            1 - Location                              17,500              3/10/2000
[*]                Messaging                           1 - Location                                 788             18/04/2000
[*]                Hosting                             NA                                         2,208             10/10/2001
[*]                Colocation                          Colocation in Mumbai                      42,000             22/03/2001
[*]                Colocation, Shared MFS              Colocation in Bangalore                   37,800             30/08/2001
[*]                Messaging                           1 - Location                               5,775               1/7/1999
[*]                Internet                            1 - Location                              29,925             25/10/2001
[*]                Internet                            1 - Location                             331,400             18/03/2002
[*]                Messaging                           1 - Location                                 788             25/06/1999
[*]                VPN                                 8 - Locations                             60,900              11/5/1999
[*]                VPN, Internet, Colocation           7 - locations, 1 - internet              265,781             26/11/1999
[*]                Messaging                                                                      5,365             13/10/1999
[*]                Internet                            1 - Location                              11,375              5/12/2001
[*]                VPN                                 5 - Locations                             63,700              11/5/2001
[*]                Messaging                           1 - Location                                 788             27/07/1999
[*]                Internet, Colocation                1 - Location, Router Colo in Calcutta     78,750             30/05/2001
[*]                VPN                                 17 - Locations                           141,540               6/3/2002
[*]                Internet                            1 - Location                              10,063               7/7/2001
[*]                Internet, Messaging                 2 - Locations                             41,124             14/06/2001
[*]                Messaging                                                                      2,363             30/04/2001
[*]                VPN                                 18 - Locations                            91,560               7/1/2002
[*]                Ipass                                                                         40,000             24/12/2001
[*]                VPN                                 160 - Locations                          401,153              6/12/2001
[*]                VPN                                 1 - Location                              15,750              10/9/2001
[*]                Messaging                           NA                                         1,155             20/07/2001
[*]                Colocation                          Colocation in Mumbai                      44,100              11/3/2001
[*]                Internet                            1 - Location                              28,875               5/3/2001
[*]                Internet                            1 - Location                             154,000              12/4/2002
[*]                Internet                            1 - Location                              30,625              10/1/2001
[*]                Streaming                           NA                                        25,000             17/01/2000
[*]                VPN, Colocation                     6 - Locations                            177,870             28/01/2000
[*]                Hosting                             NA                                         3,080             14/12/1999
[*]                VPN                                 17 - Locations                            55,650             17/09/1999
[*]                Colocation                          Colocation in Chennai                     78,750             26/03/2001
[*]                VPN, Colocation, Internet           3 - VPN, 1 - Internet                    112,875             11/10/2000
[*]                Messaging                           NA                                        16,800             30/12/1999
[*]                VPN, Colocation, MFS                3 - VPN                                  184,450             30/03/2002
[*]                Messaging                           NA                                         2,625               8/5/2000
[*]                VPN                                                                           72,291               9/1/2002
[*]                VPN                                 18 - Locations                            81,375               7/3/2001
[*]                Internet                            1 - Location                              28,000              9/11/2001
[*]                Internet                            1 - Location                              48,333             14/09/2001
[*]                VPN                                 7 - Locations                             41,825             14/02/2000
[*]                Internet                            1 - Location                              31,500             19/10/2001
[*]                Internet                            1 - Location                              32,813             20/11/2001

[*]
Colocation                                                                                     17,063                 9/4/2002
[*]                Internet                            1 - Location                              20,125             27/10/2000
[*]                Internet                            1 - Location                              56,017             19/07/2000
[*]                Internet                            1 - Location                              32,813             06/03/2000
[*]                Messaging                                                                        788             17/03/2001
[*]                Internet                            1 - Location                              23,625               4/9/2001
[*]                Internet                            1 - Location                             149,625             21/08/2001
[*]                Internet                            1 - Location                              25,484               7/2/2001
[*]                Messaging                                                                     16,905             22/12/2000
[*]                Colocation                          Colocation in Calcutta                    28,000             28/01/2002
[*]                Messaging                           1 - Location                                 420               4/1/2002
[*]                Messaging                           1 - Location                                 788             21/08/2000
[*]                Messaging                                                                      3,833               4/9/1999
[*]                Hosting, Messaging                                                            28,175             27/12/2001
[*]                Messaging                           1 - Location                                 788             27/10/1999
[*]                Colocation                          Colocation Multiple Locations             88,160             15/07/2000
[*]                Internet                            1 - Location                             119,000             23/08/2001
[*]                Internet                            1 - Location                              14,000             25/09/2001
[*]                Messaging                           1 - Location                                 788              8/10/1999
[*]                Internet                            1 - Location                              21,875             14/09/2000
[*]                Colocation                          Colocation in Delhi                       32,375             23/08/2000
[*]                Messaging                                                                      1,533             16/08/1999
[*]                Internet                            1 - Location                             131,250               6/8/1999
[*]                Internet                            1 - Location                              21,000               7/2/1999
[*]                Internet                            1 - Location                              11,375             13/11/2000
[*]                VPN                                 3 - Locations                             31,687              2/11/1999
[*]                VPN                                 8 - Locations                             62,160             21/03/2000
[*]                VPN                                 1 - Location                              15,750             22/06/1999
[*]                Internet                            1 - Location                              48,344               3/7/2001
[*]                VPN, Internet                       15 - VPN, 1 - Internet                    51,713             08/09/2000
[*]                Messaging                           1 - Location                               9,975              12/8/1999
[*]                Internet                            1 - Location                              65,625             22/03/2002
[*]                VPN, Internet                       8 - VPN Locations, 1 - Internet          142,538               9/6/2000
[*]                Internet                            1 - Location                              30,625             26/09/2001
[*]                Internet                            1 - Location                              15,750              11/7/2001
[*]                Colocation                          Colocation in Mumbai                      61,250              8/10/2000
[*]                Internet                            1 - Location                              32,813             13/03/2001
[*]                Messaging                           1 - Location                                 788              6/11/1999
[*]                Internet                            1 - Location                              26,075             24/10/2001
[*]                Internet                            1 - Location                              36,750             22/02/2002
[*]                Messaging                           1 - Location                               9,450               6/3/2000
[*]                VPN, Hosting                        15 - Locations                           122,250             29/08/2000
[*]                Internet                            1 - Location                              30,625              11/1/2002
[*]                Internet                            1 - Location                              28,875             13/03/2001
[*]                Hosting, Messaging                                                             1,575             19/01/2000
[*]                VPN, Internet                       1 - VPN, 1 - Internet                     26,775            29/101/2001
[*]                VPN, Internet                       5 - VPN, 1 - Internet                    147,000             29/11/1999
[*]                Internet                            1 - Location                              31,150              3/12/2001
[*]                Internet, Colocation,               1 - Location                              57,225             19/10/2000
[*]                Internet                            1 - Location                              96,057             24/08/2001
[*]                Messaging                           1 - Location                                 788              10/9/1999
[*]                Internet                            1 - Location                              35,000              2/11/2001
[*]                Internet                            1 - Location                              36,750              12/8/2000

[*]                VPN                                 19 - VPN Locations                        97,965             24/12/1999
[*]                Messaging                           1 - Location                                 788               2/2/2001
[*]                VPN                                 8 - Locations                             21,923               1/2/2000
[*]                Messaging                           2 - Locations                              1,575             15/06/1999
[*]                VPN, Managed                        1 - Location                             108,750               3/1/2000
[*]                VPN                                 8 - Locations                             84,000               5/9/2000
[*]                VPN, Internet                       1 - VPN, 1 - Internet                     25,550              12/7/2001
[*]                Internet                            1 - Location                              26,250             30/03/2002
[*]                Messaging                           1 - Location                                 788               2/2/2001
[*]                Internet                            1 - Location                              17,150               8/3/2002
[*]                Internet                            1 - Location                              57,312             14/08/2001
[*]                VPN                                 5 - Locations                             26,250               5/2/2001
[*]                Internet                            1 - Location                              96,250             18/01/2002
[*]                Messaging                                                                      1,575               5/9/2000
[*]                Internet                            1 - Location                              31,063             14/01/2002
[*]                Internet                            1 - Location                              21,875               2/8/2001
[*]                Hosting                             NA                                             -               7/1/2002
[*]                Internet                            1 - Location                             107,187               1/6/2001
[*]                VPN                                 1 - Location                              10,938             21/01/2002
[*]                Internet                            1 - Location                              13,125             27/08/2001
[*]                Messaging                                                                      2,300              3/11/1999
[*]                Internet, Colocation,
                   Messaging, MFS, Ipass               1 - Location                             284,666              11/9/1999
[*]                VPN                                 1 - Location                              39,200             27/09/2000
[*]                Internet                            1 - Location                              10,938             27/09/2000
[*]                Messaging                                                                        788             30/09/1999
[*]                VPN, Internet, GVS                  17 VPN, 1 - Internet                     112,688             13/07/2000
[*]                Messaging                                                                     53,498             30/08/1999
[*]                Messaging                                                                        788             18/08/1999
[*]                Messaging                                                                     10,500             18/01/2000
[*]                VPN, Internet                       8 - VPN, 1 - Internet                    185,064              9/10/2001
[*]                Internet                            1 - Location                             112,000             24/11/2000
[*]                Messaging                           2 - Locations                              1,533             13/08/1999
[*]                VPN, Internet, Colocation           Colocation Multiple Locations            414,400             15/01/2002
[*]                Internet, SMTP                      1 - Location                              28,000               9/5/2000
[*]                Internet                            1 - Location                              15,313             15/10/2001
[*]                Internet                            1 - Location                              17,063             27/08/2001
[*]                Messaging, GVS                      1 - Location                                 788             30/01/2002
[*]                VPN, Internet, Colo, Messaging      Multilocation / Divisions              2,031,263             13/08/1999
[*]                Internet                            1 - Location                              31,938              7/12/2001
[*]                VPN, Internet                       9 - VPN, 1 - Internet                    271,713               6/3/2001


PART B (CUSTOMERS GIVEN OPTION UNDER ARTICLE 5.2)

CUSTOMER NAME      TYPE OF SERVICE                     NO. OF LOCATIONS                       MONTHLY                DATE OF
                                                                                              REVENUE                  SLA
------------------------------------------------------------------------------------------------------------------------------
[*]                Colocation, H/W                     Colocation in Mumbai                      81,667               20/03/02
[*]                VPN                                 8                                         66,000              11/9/2000
[*]                Messaging, GVS                      1 - Location                              56,500             20/04/2001
[*]                VPN, Internet, Ipass                8 - VPN, 1 - Internet                    270,803             24/11/1999
[*]                VPN, Internet, Hosting, MNS         8 - VPN, 1 - Internet                    110,978              7/10/1999
[*]                Internet, Messaging, GVS            1 - Location                              68,250             17/08/1999

[*]                Internet                            1 - Location                             220,833               6/9/2001
[*]                Internet, MFS                       1 - Location                              39,375             27/03/2000
[*]                VPN, Internet, Ipass                26 - VPN, 1 - Internet                   378,528             25/05/2000
[*]                Internet, MFS                       2 - Locations                            366,398             29/11/2001
[*]                Hosting, Messaging                                                            77,613             20/11/2000
[*]                VPN, Internet                       29 - VPN, 1 - Internet                    55,038             21/02/2002
[*]                VPN                                 24 - Locations                           330,000             27/01/2000
[*]                VPN                                 15 - Locations                           177,849             27/08/1999
[*]                VPN, Internet                       13 - VPN, 4 - Internet                   363,125               6/7/2000
[*]                VPN, MFS                            3 - Locations                             42,875              20/7/2001
[*]                VPN, Internet                       9 - VPN, 1 - Internet                     79,756              10/7/2000
[*]                VPN                                 6 - Locations                            142,474               3/3/2000
[*]                VPN                                 35 Locations                              71,740              11/8/1999
[*]                VPN                                 7 Locations                              101,010             24/05/2000
[*]                VPN                                 12 - Locations                           163,800               7/3/2002
[*]                VPN, Internet, Managed              19 - VPN, 1 - Internet                   137,045             18/10/2001
[*]                VPN, Messaging                      1 - VPN                                  282,500             18/10/2000
[*]                VPN                                 45 Locations, Router Rental           181,650.00             14/07/2001
[*]                VPN                                 7 - Locations                             31,066             17/04/2000
[*]                VPN                                 1 - Location                              11,025             26/09/2000
[*]                VPN, Router Colocation              21 - Locations                           425,424             27/03/2001
[*]                VPN, Colocation, MNS                6 - Locations                            473,374              10/5/2000
[*]                Internet                            6 - Locations                            222,555              11/6/2001
[*]                VPN, Internet, Ipass                1 - VPN, 1 - Internet                     88,200              12/2/2001
[*]                VPN, Internet                       30 Locations                             281,125              11/4/2000
[*]                VPN, Internet, Hardware             2 - VPN, 3 - Internet                    113,420              11/1/2001
[*]                VPN                                 29 Locations                             309,750              6/10/1998
[*]                Internet, Colocation,               1 - Location                             116,800             29/05/2001
                   Messaging, MFS, Ipass
[*]                VPN, Internet                       7 - VPN, 1 - Internet                     99,750             26/12/2000
[*]                VPN                                 2 - Locations                             29,750              5/11/2001
[*]                Colocation                          Colocation in Mumbai                     231,875               8/8/2001
[*]                VPN, Internet, Messaging            32 Locations                             572,688               8/6/1999
[*]                VPN, Internet                       12 - VPN, 1 - Internet                   452,500               9/8/2000
[*]                VPN, Hosting                        9 - VPN                                   96,583             13/02/2002

       NODE NAME                 NODE ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
 1     AHMEDABAD               305, Abhijeet III, Above Pantaloon Showroom, Law Garden Road, Mithakali, Ahmedabad 6

 2     BANGALORE               Du parc Trinity ,10th floor ,17 MG Road,Bangalore-01

 3     BARODA                  302 Megadhanush Apts Race Course Road Alkapuri Baroda-39007

 4     BHOPAL                  223 Second Floor zone-II  m.p nagar Behind Saragam Theater Bhopal-764808

 5     BHUVANESHWAR            86 A 3rd Floor Sahid nagar Bhubaneshwar-751007

 6     CALCUTTA                2nd floor 238B AJC Bose road calcutta-700071

 7     CHENNAI                 Horizon center 94 TTK Road  Chennai-600018

 8     COCHIN                  HHYS Building Opp Abad's plaza 3rd floor Rajai Road Cochin-35

 9     CHANDIGARH              Sco 208-209 3rd Floor Sector - 34A Chandigarh-

10     COIMBATORE              3rd floor Classic Towers 1547 Trichy Road Coimbatore-641018

11     DELHI                   plot no. 8 , 2nd Floor Balaji Estate Guru Ravi Dass Marg Kalkaji New Delhi-110019

12     GUNTUR                  5-87-96 Surya Estate Main Road Lakshmipuram Guntur-6

13     GUWAHATI                5th floor six floor  Rcc building S.C.Goswami Road pan Bazar Guwahati-1

14     GOA                     H.no 8/83/A-3 Pereira Apartments Altinho Near Meterology dept ,Panaji Goa-

15     HYDRABAD                104 ,Surya Tower 4th floor H block , S.P road Secunderabad

16     HALDIA                  c/0 Haldia petro chemicals ltd PB-12 ,PO-Durgachowk, Haldia-721602

17     INDORE                  204,second floor 22/10 Oasis Trade center YN Road  Indore -452003

18     JAIPUR                  Office no 204 Sangam Towers Church Road Jaipur

19     JAMSHEDPUR              Pratap Towers ,J road Bistupur Jamshedpur-831001

20     KANPUR                  Plot-41,Ratanlal Nagar Kanpur-208022

21     LUCKNOW                 A-6 Indira Nagar Fiazabad Road Lucknow-226016

22     LUDHIANA                47-I , Sarabha nagar Ludhiana-141001

23     MUMBAI                  B-Building,ist Floor Shah Industrial Estate Saki vihar Road  Andheri(East) Mumbai-400072

24     MANGALORE               T-06,Third Floor Crystal ARC,Balmatta Road Mangalore-575001

25     MYSORE                  #1570 ,12th north Cross Aniketana Road ,C&D block Kuvempu Nagar ,mysore-570023

26     NAGPUR                  Second Floor ,Jaika Building ,1Commercial road Civil Lines Nagpur-44001

27     NASIK                   S-7 ,2nd Floor, Suyojit Sankul, Adjacent to Rajiv Gandhi Bhavan(MNC)Sharanapur Road Nasik-422022

28     PUNE                    104, Gera Chambers, opp Boat Club Road,Pune-411001

29     PONDICHERRY             Second floor,no 54 ,Canteen Street, Pondicherry-605001

30     SURAT                   4027,4th floor ,world Trade Center ,Ring Road ,Near Parag House,Surat-395002

31     TRIVENDRUM              4th floor ,Saran Chambers ,Diamond Hill,Vellayambalam,thiruvanathapuram.

32     VIZAG                   Thirumala Arcade,Flot No.402 ,5th Floor Opp.Meghalaya Hotel ,Asilmetta junction,Vishakhapatnam-530003

SCHEDULE - 3 (SEE ARTICLE 5.3)

FORM OF NOVATION AGREEMENT

THIS AGREEMENT is made on this the ______day of ________2002 at ____________

BETWEEN:

(1) WIPRO LIMITED, a company incorporated and existing under the Indian Companies Act, 1913 having its registered office at Doddakannelli, Sarjapur Road, Bangalore - 560 035 acting through its Infotech division ("WIPRO" which expression shall unless repugnant to the meaning and context thereof be deemed to include its successors and permitted assigns);

(2) SATYAM INFOWAY LIMITED, a Company incorporated under the Companies Act 1956, having its Registered Office at Mayfair Centre, 1-8-303/36, S.P.Road, Secunderabad - 500003 and its Corporate Office at Tidel Park 2nd floor, No.4, Canal Bank Road, Taramani, Chennai - 600113 (hereinafter referred to as "SIFY" which expression shall include its successors and permitted assigns), a subsidiary of Satyam Computers Services Ltd; AND

(3) [Customer], a company incorporated under the laws of [ ] and having its registered office at [ ] (the "Customer") Note: Change the description appropriately for other legal entities such as partnership or individuals

WHEREAS:

(A) By an agreement dated [_______] (the "Original Agreement") entered into between WIPRO and the Customer, WIPRO agreed to provide ISP related services to the Customer as provided in the Original Agreement.

(B) By a Transaction Agreement dated [____ 2002] WIPRO has agreed to transfer and SIFY has agreed to accept and service the Customers on same terms and conditions under the Original Agreement.

(C) The parties have agreed that the SIFY should assume the rights, liabilities and obligations of WIPRO under the Original Agreement and that WIPRO should be released from its liabilities and obligations under the Agreement on the terms and conditions set out herein.

NOW THEREFORE, IT IS AGREED as follows:

1.      NOVATION

In consideration of discharging WIPRO its from obligations under the Original Agreement, and in further consideration that SIFY assumes the obligations of WIPRO under the Original Agreement, as of and with effect from the ____ day of __________2002:

        (a) the Customer releases WIPRO from all of its obligations under the Original Agreement;

        (b) The SIFY agrees to assume the rights and obligations of WIPRO under the Original Agreement and to perform the obligations of Wipro there under more particularly those relating to providing services as agreed upon in the Original Agreement with out any change in terms and conditions;

        (c) SIFY shall provide services to the Customer and bill the Customer for the services strictly in accordance with the terms of Original Agreement; save for the following changes;

               1.

               2.

        (d) Customer shall make all payments for services under the Original Agreement to SIFY.

        (e) Dues if any from the Customer for services prior to __________, shall be paid to Wipro.

2.      CONTINUING PROVISIONS

        Save as provided for herein, the Original Agreement and all provisions thereof will continue in full force and effect as the legal, valid and binding obligations of each of the SIFY and the Customer, enforceable in accordance with its terms.

IN WITNESS whereof this Agreement shall be deemed to have been executed on the date first above written.


SIGNED by Mr __________             )
for and on behalf of                )
WIPRO LIMITED                       )


SIGNED by Mr....................    )
for and on behalf of                )
SATYAM INFOWAY LIMITED              )



SIGNED by                           )
for and on behalf of                )
[Customer]                          )